Execution Version

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AGREEMENT, DATED AUGUST 30, 2018, BY AND AMONG THE COMPANY, HOLDER AND AGEX (AS SUCH PARTIES ARE HEREINAFTER DEFINED) (AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “PURCHASE AGREEMENT”), AND ANY TRANSFER OR ATTEMPT TO TRANSFER THIS NOTE OR THE EQUITY SECURITIES REPRESENTED BY THIS NOTE OTHER THAN IN COMPLIANCE WITH THE PURCHASE AGREEMENT SHALL BE NULL, VOID AND OF NO FORCE OR EFFECT.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, SECTION 5 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

JUVENESCENCE LIMITED

CONVERTIBLE PROMISSORY NOTE

Amount: $21,600,000.00	Date: August 30, 2018

FOR VALUE RECEIVED, Juvenescence Limited, a British Virgin Islands company (the “Company”) promises to pay to BioTime, Inc., a California corporation, or its registered assigns (“Holder”), in lawful money of the United States of America the principal sum of Twenty-One Million Six Hundred Thousand Dollars ($21,600,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 7% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable (unless this Note or any such amount payable hereunder is otherwise converted to equity securities of the Company pursuant to the terms and conditions of this Note) on the earlier of (i) the second anniversary of the date of this Note (the “Maturity Date”) and (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Holder or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is issued pursuant to and in accordance with the Purchase Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) No Voluntary Prepayment. Company may not prepay this Note, in whole or in part, without the prior written consent of Holder.

(c) Conversion Option – Preferred Shares.

(i) Upon the Maturity Date, to the extent the outstanding principal amount of this Note, plus all accrued and unpaid interest, has not otherwise been converted into equity securities pursuant to Section 4, Holder may, at its option, upon written notice to the Company delivered no later than ten (10) days prior to the Maturity Date, elect to convert the due and payable amount under this Note, in full but not in part, into Preferred Shares.

(ii) All amounts converted by Holder into Preferred Shares pursuant to Section 1(c)(i) shall be deemed effective as of the date of written notice to the Company and convert at a purchase price of $15.60 per Preferred Share. No fractional Preferred Shares shall be issued and fractional amounts shall be paid in cash in connection with the conversion pursuant to Section 4(b)(ii).

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within three (3) business days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b) Failure to Effect Conversion. The Company shall fail to effect the conversion of the due and payable amount under the Note into Preferred Shares pursuant to Section 1(c).

(c) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Purchase Agreement (other than those specified in Section 2(a) and (b)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

(d) Other Payment Obligations. Defaults shall exist under any agreements of the Company with any third party or parties which consists of the failure to pay when due any indebtedness of the Company for borrowed money or other payment obligations of the Company (whether at scheduled maturity, by acceleration or otherwise) in an aggregate amount in excess of Two Million Dollars ($2,000,000.00); or

(e) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3. Rights of Holder upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) or 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right, power or remedy granted to it by this Note, the Purchase Agreement, or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Conversion.

(a) Mandatory Conversion. If a Qualified Initial Public Offering occurs on or prior to the Maturity Date, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert upon the consummation of such Qualified Public Offering into a number of fully paid and nonassessable Ordinary Shares equal to (X) the amount of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereunder, divided by (Y) the per-share price to the public of the Ordinary Shares sold in the Qualified Initial Public Offering; provided, that if at the time of the consummation of the Qualified Initial Public Offering, the common stock of AgeX is listed on a Specified Trading Market, then the number of Ordinary Shares issued upon the conversion of this Note under this Section 4 shall be further multiplied by the Trading Ratio.

(b) Conversion Procedure.

(i) Conversion Procedure Generally. If this Note is to be converted pursuant to Section 4, written notice shall be delivered to Holder at the address last shown on the records of the Company for Holder or given by Holder to the Company in writing for the purpose of notice, notifying Holder of the conversion to be effected, specifying the applicable conversion price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon Holder to surrender to the Company, in the manner and at the place designated, the Note. In connection with such conversion, Holder hereby agrees to execute and deliver to the Company and the underwriters in the Qualified Initial Public Offering, to the extent requested by such underwriters, a lock-up agreement having terms consistent with those entered into by the founders of the Company on the most favorable terms applicable to any such founders. The Company shall, as soon as practicable after surrender of this Note (or delivery of notice of loss, theft or distribution and acceptable indemnity agreement), issue and deliver to Holder a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of shares to which Holder shall be entitled upon such conversion, which certificates may bear appropriate United States restrictive legends under the Act. Any conversion of this Note pursuant to a Qualified Initial Public Offering shall be deemed to have been made immediately prior to the closing of such offering, and on and after such date the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. The number of Ordinary Shares or Preferred Shares, as the case may be, to be delivered upon the conversion of this Note shall be rounded down to the nearest whole share, and the Company shall have no obligation to pay Holder for any fraction of an Ordinary Share or Preferred Share, as the case may be, forfeited as a result of such rounding. Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

5. Indemnification Offset. The outstanding principal on this Note, and the amount of outstanding accrued but unpaid interest hereunder, is subject to reduction through the cancellation of principal and accrued interest in order to satisfy certain indemnification claims under the Purchase Agreement in accordance with Section 8.3(a)(iv) of the Purchase Agreement. In such event, Holder may (and Holder will, upon the written request of the Company) surrender this Note to the Company, whereupon the Company will forthwith issue and deliver to Holder a new Note representing the outstanding principal amount remaining, and Holder and the Company shall execute such other instruments as may be reasonably requested by the other party in order to reflect the remaining principal and accrued interest outstanding under the Note after giving effect to such adjustments.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“AgeX” means AgeX Therapeutics, Inc., a Delaware corporation.

“Event of Default” has the meaning given in Section 2 hereof.

“Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Obligations” as of any time shall mean the entire unpaid principal balance outstanding under this Note, plus all previously accrued and unpaid interest, all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description, then existing or thereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due.

“Ordinary Shares” shall mean the ordinary shares, nil par value, of the Company, having the rights and privileges set forth in the Company’s Memorandum and Articles of Association; provided, that if the Company issues equity securities of a different class of capital stock in a Qualified Initial Public Offering, then references in this Note to Ordinary Shares shall be read to refer to shares of such other class of capital stock of the Company.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Preferred Shares” shall mean the Series A Preferred Shares, nil par value, of the Company having the rights and preferences outlined in the Company’s Memorandum and Articles of Association. In the event that all outstanding Preferred Shares shall convert or shall have converted into, or shall have been exchanged for, any other class or equity securities of the Company (including Common Shares), references to Preferred Shares in this Note shall be read to refer to such number of shares of capital stock into which the applicable number of Preferred Shares shall have been converted (or for which such Preferred Shares shall have been exchanged) at the applicable conversion or exchange ratio.

“Qualified Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Company’s Ordinary Shares pursuant to a registration statement filed under the Securities Act or, if outside the United States, pursuant to the laws of a foreign jurisdiction and resulting in the listing of the Company’s Ordinary Shares on a “designated offshore securities market” as defined in Section 902(b) under the Act, in either case resulting in gross proceeds to the Company of not less than Fifty Million Dollars ($50,000,000).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Specified Trading Market” shall mean the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE American.

“Trading Ratio” shall mean a fraction, not less than 1.0, the numerator of which is the volume-weighted average trading price of one share of AgeX’s common stock on its principal Specified Trading Market for the twenty (20) trading days prior to the pricing of the Qualified Initial Public Offering (or such shorter number of days during which the common stock of AgeX shall have been listed on a Specified Trading Market), and the denominator of which shall be $3.00.

7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; Notice of Bad Actor Status.

(i) Subject to the restrictions on transfer described in this Section 7(a) and in Section 5.5 of the Purchase Agreement, the respective rights and Obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties (including, in the case of the Company, any successor corporation or other entity).

(ii) Permitted transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments hereon and for all other purposes whatsoever.

(iii) Holder will promptly notify the Company in writing if Holder or, to Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, e-mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) if by transmission, facsimile, electronic mail or hand delivery, when delivered (provided that such communications are concurrently sent by mail in accordance with sub-clause (ii) or (iii) below); (ii) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; or (iii) if mailed by an internationally recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(h) Waiver of Jury Trial; Judicial Reference. BY ACCEPTANCE OF THIS NOTE, HOLDER WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(Signature Page Follows)

The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

JUVENESCENCE LIMITED
a British Virgin Islands company

By:	/s/ Gregory Bailey
Name:	Gregory Bailey
Title:	CEO

HOLDER:

BIOTIME, INC.
a Delaware corporation

By:	/s/ Aditya P. Mohanty
Name:	Aditya P. Mohanty
Title:	Co-CEO